UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT AND PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 2, 2016

BLUE EARTH, INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

0-54669 (Commission File Number)	98-0531496 (IRS Employer Identification No.)

235 Pine Street, Suite 1100

San Francisco, CA  94104

(Address of principal executive offices)(Zip Code)

(415) 964-4411

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 7, 2016, The Nasdaq Stock Market announced that it will delist the common stock of Blue Earth (the “Company”) with the Securities and Exchange Commission.  A copy of the press release is attached hereto as Exhibit 99.1.  As reported on Form 8-K filed on March 17, 2016, the Company’s common stock was suspended on March 28, 2016 and has not traded on Nasdaq since that time.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 2, 2016, the Company received the resignation of Governor Bill Richardson from the Company’s Board of Directors, effective immediately.  There was no disagreement with the Company on any matter.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits.   The following exhibits are filed with this report:

99.1	Press Release dated April 7, 2016 from Nasdaq titled: “Delisting of Securities of Blue Earth, Inc. from The Nasdaq Stock Market.”

Certain statements contained in this report may be deemed to be forward-looking statements under the Federal securities laws. The Company intends that all such forward-looking statements be subject to the safe harbor created under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements include, but are not limited to, statements regarding (i) the continuation of the Company’s business operations; (ii) the continuation of the Company’s status as a debtor-in-possession; and (iii) the Company’s plans to use a Chapter 11 bankruptcy to restructure its operations.  The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein.  Such factors include, but are not limited to: (a) the willingness of the Company’s DIP Lender to continue to fund its operations; (b) the Company’s ability to remain in place as debtor-in-possession; (c) the Company’s ability to successfully complete the bankruptcy process and resolve claims with creditors; (d) other risks of chapter 11 bankruptcy proceedings; and (e) as detailed in the Company’s SEC reports.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2016

y: /s/  G. Robert Powell

Name: G. Robert Powell,

Title: Chief Executive Officer

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